Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:

Wendell York, VP – IR, Corporate Development & Treasury

1001 Louisiana St., Suite 2900

Houston, TX 77002

Investor Relations, ir@superiorenergy.com, (713) 654-2200

SUPERIOR ENERGY SERVICES ANNOUNCES
FIRST QUARTER 2022 RESULTS AND CONFERENCE CALL

Houston, May 4, 2022 – Superior Energy Services, Inc. (the “Company”) filed its Form 10-Q for the period ending March 31, 2022 on May 4, 2022. In accordance with the Company’s Shareholders Agreement, it will host a conference call with shareholders on Wednesday, May 11, 2022.

The Company reported net income from continuing operations for the first quarter of 2022 of $24.0 million, or $1.20 per share, on revenue of $197.9 million. This compares to a net loss from continuing operations of $23.2 million, or $1.16 per share, for the fourth quarter of 2021, on revenues of $198.4 million. Net income from continuing operations includes $13.9 million of “Other income” primarily related to favorable foreign exchange rate changes during the quarter totaling $5.6 million and both realized and unrealized gains of $8.2 million on the value of our stock holdings in Select Energy Services.

The Company’s Adjusted EBITDA (a non-GAAP measure) was $53.0 million for the quarter, an increase of 32% compared to $40.1 million in fourth quarter 2021. Refer to page 10 for a Reconciliation of Adjusted EBITDA to GAAP results.

Brian Moore, Chief Executive Officer, commented, “Our positive first quarter results showcase the strength of our brands, their leaders, and teams as well as our continued execution of last year’s transformation initiatives. These efforts narrowed our operational focus to businesses with strong market positions, particularly in our Rentals segment, and enabled us to significantly reduce our cost structure, which has had a meaningful impact on margin expansion in these times of labor and supply chain costs inflation. We remain encouraged by our prospects for near-term and longer-term market opportunities and will continue to increase pricing as market capacity is absorbed, while remaining disciplined in our capital expenditure and market participation decisions.”

“The strategic transformation resulting from our Business Unit Review in 2021 weighted our product offerings toward businesses critical to our customer’s oil and gas operations. These businesses have limited competition with the three largest global oilfield service companies; require deep technical expertise, specifically in premium drill pipe and bottom hole assembly rentals; and have strong cash flow generating capacity as was delivered in our first quarter results.”

First Quarter 2022 Geographic Breakdown

U.S. land revenue was $38.5 million in the first quarter of 2022, an increase of 12% compared to revenue of $34.5 million in the fourth quarter of 2021 driven by both increased utilization and pricing in our Rentals Segment. Our premium drill pipe and downhole assemblies businesses benefited from increased customer demand and a tightening of the tool rental market where the most desirable assets within our substantial tool inventories were near full utilization.

U.S. offshore revenue was $61.1 million in the first quarter of 2022, up 17% compared to revenue of $52.0 million in the fourth quarter of 2021. U.S. offshore results were positively impacted by increased activity and pricing for both our premium drill pipe and hydraulic workover and snubbing businesses. We look forward to increased activity levels where we have the capacity for the highly specialized equipment required for deep water drilling and completion applications.

International revenue was $98.3 million in the first quarter of 2022, a decrease of 12% compared to revenue of $111.9 million in the fourth quarter of 2021. International results were negatively impacted by the completion of a project in Brazil and generally lower levels of activity in certain key geographies. We continue to assess our international footprint and will be focusing our efforts on servicing those markets where we can generate a competitive return and support longstanding customer relationships.

Segment Reporting

The Rentals segment revenue in the first quarter of 2022 was $88.8 million, a 7% increase compared to revenue of $82.8 million in the fourth quarter of 2021. Adjusted EBITDA of $49.7 million contributed 75% of the Company’s total Adjusted EBITDA before including Corporate costs. First quarter Adjusted EBITDA Margin (a non-GAAP measure further defined on page 9) within Rentals was 56% benefiting from increasing pricing and higher utilization.

The Well Services segment revenue in the first quarter of 2022 was $109.2 million, a 6% decrease compared to revenue of $115.6 million in the fourth quarter of 2021. Adjusted EBITDA for the first quarter was $16.5 million for an Adjusted EBITDA Margin of 15%. Although revenues were lower sequentially, our margins increased primarily due to the revenue mix in our hydraulic workover and snubbing business, with higher margin service revenue replacing mobilization revenue and pass-through work with lower margins. Also, the strategic shift of our more labor-intensive service businesses to U.S. offshore and International operations reduces our exposure to the most significant wage inflation pressures in this segment given our lower U.S. Land headcount.

Both segments are experiencing supply chain tightness and inflation, particularly for raw materials associated with downhole completion and drilling bottom hole accessory components. This primarily impacts our ability to bring new tools to market in late 2022 and beyond as we experience long delivery lead times and increased pricing for capital expenditures.

Liquidity

As of March 31, 2022, the Company had cash, cash equivalents, and restricted cash of approximately $439.1 million and the availability remaining under our ABL Credit Facility was approximately $84.4 million, assuming continued compliance with the covenants under our ABL Credit Facility. The Board of Directors continues to evaluate optimal uses of cash on hand, including potential returns of capital to shareholders.

Total cash proceeds received from the sale of non-core assets during the quarter were $13.4 million. Additionally, at March 31, 2022, the Company owned 3.1 million shares of Select Energy Services Class A common stock (NYSE: WTTR).

First quarter capital expenditures were $11.3 million. The Company expects total capital expenditures for 2022 to be approximately $75 million with substantially all of the remaining spend occurring in the second and third quarters. Approximately 65% of total 2022 capital expenditures are targeted for the replacement of existing assets. Of the total capital expenditures, over 60% will be invested in the Rentals segment.

Engagement of Strategic Advisor

The Company has engaged Evercore to review potential strategic alternatives focused on maximizing shareholder value.

The Board has not set a timetable for the conclusion of this review, nor has it made any decisions related to any further actions or potential strategic alternatives at this time. There can be no assurance that the review will result in any transaction or other strategic change or outcome. The Company does not intend to comment further unless and until it determines that further disclosure is appropriate or necessary.

Conference Call Information

The Company will host a conference call on Wednesday, May 11, 2022 at 10:00 a.m. Eastern Time. To listen to the call via a live webcast, please visit Superior’s website at ir.superiorenergy.com and use access code 2779221. You may also listen to the call by dialing in at 1-877-800-3682 in the United States and Canada or 1-615-622-8047 for International calls and using access code 2779221. The call will be available for replay until June 3, 2022 on Superior’s website at ir.superiorenergy.com. If you are a shareholder and would like to submit a question, please email your question beforehand to Wendell York at ir@superiorenergy.com.

About Superior Energy Services

Superior Energy Services serves the drilling, completion and production-related needs of oil and gas companies worldwide through a diversified portfolio of specialized oilfield services and equipment that are used throughout the economic life cycle of oil and gas wells. For more information, visit: www.superiorenergy.com.

Non-GAAP Financial Measure

To supplement Superior’s consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also uses Adjusted EBITDA and Adjusted EBITDA Margin. Management uses Adjusted EBITDA and Adjusted EBITDA Margin internally for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company also believes these non-GAAP measures provide investors useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Non-GAAP financial measures are not recognized measures for financial statement presentation under U.S. GAAP and do not have standardized meanings and may not be comparable to similar measures presented by other public companies. Adjusted EBITDA and Adjusted EBITDA Margin should be considered as supplements to, and not as substitutes for, or superior to, the corresponding measures calculated in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before net interest expense, income tax expense (benefit) and depreciation, amortization and depletion, adjusted for reduction in value of assets and other charges, which management does not consider representative of our ongoing operations. We define Adjusted EBITDA Margin as Adjusted EBITDA by segment as a percentage of segment revenues. For a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure, please see the tables under “―Superior Energy Services, Inc. and Subsidiaries Reconciliation of Adjusted EBITDA” included on pages 10 through 11 of this press release.

Forward-Looking Statements

This press release contains, and future oral or written statements or press releases by the Company and its management may contain, certain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks” and “estimates,” variations of such words and similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical fact regarding the Company’s financial position, financial performance, depreciation expense, liquidity, strategic alternatives (including dispositions and the timing thereof), market outlook, future capital needs, capital allocation plans, business strategies and other plans and objectives of our management for future operations and activities are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company’s management in light of its experience and prevailing circumstances on the date such statements are made. Such forward-looking statements, and the assumptions on which they are based, are inherently speculative and are subject to a number of risks and uncertainties, including but not limited to conditions in the oil and gas industry and the availability of third party buyers, that could cause the Company’s actual results to differ materially from such statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of the Company, which could cause actual results to differ materially from such statements.

While the Company believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in the Company’s Form 10-K for the year ended December 31, 2021 and Form 10-Q filed on May 4, 2022 and those set forth from time to time in the Company’s other periodic filings with the Securities and Exchange Commission, which are available at www.superiorenergy.com. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

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SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except earnings per share amounts)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021(1)

Revenues	$197,930	$198,436	$151,771

Cost of revenues	112,380	125,099	97,810
Depreciation, depletion, amortization and accretion	34,085	61,603	48,388
General and administrative expenses	32,018	33,158	29,490
Restructuring expenses	1,555	2,419	9,653
Other (gains) and losses, net	1,147	17,459	(169)

Income (loss) from operations	16,745	(41,302)	(33,401)

Other income (expense):
Interest income, net	1,179	937	414
Reorganization items, net	-	-	335,560
Other income (expense)	13,947	(629)	(4,950)

Income (loss) from continuing operations before income taxes	31,871	(40,994)	297,623

Income tax benefit (expense)	(7,884)	17,748	(55,718)

Net income (loss) from continuing operations	23,987	(23,246)	241,905

Income (loss) from discontinued operations, net of income tax	1,739	(6,102)	(9,758)

Net income (loss)	$25,726	$(29,348)	$232,147

Income (loss) per share -basic
Net income (loss) from continuing operations	$1.20	$(1.16)
Income (loss) from discontinued operations, net of income tax	0.09	(0.31)
Net income (loss)	$1.29	$(1.47)

Income (loss) per share - diluted:
Net income (loss) from continuing operations	$1.20	$(1.16)
Income (loss) from discontinued operations, net of income tax	0.08	(0.31)
Net income (loss)	$1.28	$(1.47)

Weighted-average shares outstanding - basic	19,999	19,999
Weighted-average shares outstanding - diluted	20,056	19,999

(1) Combines results from Predecessor periods prior to our emergence from bankruptcy on February 2, 2021 and Successor periods subsequent to emergence which is a non-GAAP financial measure. For further information regarding the breakdown of results, see our Annual Report on see our Quarterly Report on Form 10-Q for the three months ended March 31, 2022.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	3/31/2022	12/31/2021
ASSETS

Current assets:
Cash and cash equivalents	$359,511	$314,974
Accounts receivable, net	197,602	182,432
Income taxes receivable	5,578	5,099
Prepaid expenses	16,037	15,861
Inventory	59,830	60,603
Investment in equity securities	26,605	25,735
Other current assets	5,748	6,701
Assets held for sale	28,491	37,528

Total current assets	699,402	648,933

Property, plant and equipment, net	331,499	356,274
Notes receivable	61,566	60,588
Restricted cash	79,561	79,561
Other long-term assets, net	52,331	54,152

Total assets	$1,224,359	$1,199,508

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$43,573	$43,080
Accrued expenses	107,027	108,610
Income taxes payable	12,990	8,272
Liabilities held for sale	3,678	5,607

Total current liabilities	167,268	165,569

Decommissioning liabilities	193,041	190,380
Deferred income taxes	9,725	12,441
Other long-term liabilities	86,281	89,385
Total Liabilities	456,315	457,775

Total stockholders' equity (deficit)	768,044	741,733
Total liabilities and stockholders' equity	$1,224,359	$1,199,508

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	March 31,	March 31,
	2022	2021(1)
Cash flows from operating activities
Net income	$25,726	$232,147
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation, depletion, amortization and accretion	34,085	63,304
Reorganization items, net	-	(354,279)
Other non-cash items	(17,251)	43,840
Changes in operating assets and liabilities	(7,470)	41,772
Net cash from operating activities	35,090	26,784

Cash flows from investing activities
Payments for capital expenditures	(11,297)	(7,154)
Proceeds from sales of assets	13,379	7,923
Proceeds from sales of equity securities	7,365	-
Net cash from investing activities	9,447	769

Cash flows from financing activities
Other	-	(1,934)
Net cash from financing activities	-	(1,934)
Effect of exchange rate changes on cash	-	311
Net change in cash, cash equivalents and restricted cash	44,537	25,930
Cash, cash equivalents and restricted cash at beginning of period	394,535	268,184
Cash, cash equivalents and restricted cash at end of period	$439,072	$294,114

(1) Combines results from Predecessor periods prior to our emergence from bankruptcy on February 2, 2021 and Successor periods subsequent to emergence which is a non-GAAP financial measure. For further information regarding the breakdown of results, see our Quarterly Report on Form 10-Q for the three months ended March 31, 2022.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
REVENUE BY GEOGRAPHIC REGION BY SEGMENT
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021

U.S. land
Rentals	$33,962	$29,907	$16,026
Well Services	4,548	4,588	5,505
Total U.S. land	38,510	34,495	21,531

U.S. offshore
Rentals	32,753	27,356	28,599
Well Services	28,321	24,661	26,792
Total U.S. offshore	61,074	52,017	55,391

International
Rentals	22,041	25,530	16,162
Well Services	76,305	86,394	58,687
Total International	98,346	111,924	74,849
Total Revenues	$197,930	$198,436	$151,771

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
SEGMENT HIGHLIGHTS
(in thousands)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Revenues
Rentals	$88,756	$82,793	$60,787
Well Services	109,174	115,643	90,984
Corporate and other	-	-	-
Total Revenues	$197,930	$198,436	$151,771

Income (Loss) from Operations
Rentals	$28,785	$2,311	$(180)
Well Services	4,135	(25,560)	(10,898)
Corporate and other	(16,175)	(18,053)	(22,323)
Total Income (Loss) from Operations	$16,745	$(41,302)	$(33,401)

Adjusted EBITDA
Rentals	$49,774	$44,179	$32,149
Well Services	16,502	9,511	3,931
Corporate and other	(13,252)	(13,581)	(11,440)
Total Adjusted EBITDA	$53,024	$40,109	$24,640

Adjusted EBITDA Margin
Rentals	56%	53%	53%
Well Services	15%	8%	4%
Corporate and other	n/a	n/a	n/a
Total Adjusted EBITDA	27%	20%	16%

We define EBITDA as income (loss) from continuing operations excluding the impact of depreciation, depletion, amortization and accretion, interest and income taxes. Additionally, our definition of Adjusted EBITDA adjusts for the impact of restructuring expenses, other gains and losses, other (income) expenses and other adjustments.

Adjusted EBITDA Margin represents Adjusted EBITDA by segment as a percentage of segment revenues

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021(1)

Net income (loss) from continuing operations	$23,987	$(23,246)	$241,905
Depreciation, depletion, amortization and accretion	34,085	61,603	48,388
Interest income, net	(1,179)	(937)	(414)
Income taxes	7,884	(17,748)	55,718
Reorganization items, net	-	-	(335,560)
Restructuring expenses	1,555	2,419	9,653
Other (gains) and losses, net (2)	1,147	17,459	(169)
Other (income) expense	(13,947)	629	4,950
Other adjustments (3)	(508)	(70)	169
Adjusted EBITDA	$53,024	$40,109	$24,640

We define EBITDA as income (loss) from continuing operations excluding the impact of depreciation, depletion, amortization and accretion, interest and income taxes. Additionally, our definition of Adjusted EBITDA adjusts for the impact of restructuring expenses, other gains and losses, other (income) expenses and other adjustments.

(1) Combines results from Predecessor periods prior to our emergence from bankruptcy on February 2, 2021 and Successor periods subsequent to emergence. For further information regarding the breakdown of results, see our Quarterly Report on Form 10-Q for the three months ended March 31, 2022.

(2) Other gains and losses for the fourth quarter comprised $15.2 million related to our Wells Services segment, which includes approximately $11.7 million from exit activities related to SES Energy Services India Pvt. Ltd, and $2.3 million related to our Rentals segment. Other gains and losses primarily relate to charges recorded as part of our strategic disposal of low margin assets in line with our Transformation Project strategy and includes gains/losses on asset sales, as well as impairments primarily related to long-lived assets.

(3) Other adjustments relate to costs associated with our Transformation Project which are included in cost of revenues in our condensed consolidated statements of operations. These costs primarily relate to shut down costs incurred at certain locations and include severance of personnel and the write-down of inventory.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT
(in thousands)
(unaudited)

	Three months ended March 31, 2022
		Well	Corporate	Consolidated
	Rentals	Services	and Other	Total

Income (loss) from operations	$28,785	$4,135	$(16,175)	$16,745
Depreciation, depletion, amortization and accretion	20,989	11,728	1,368	34,085
Restructuring expenses	-	-	1,555	1,555
Other gains and losses (1)	-	639	-	639
Adjusted EBITDA	$49,774	$16,502	$(13,252)	$53,024

	Three months ended December 31, 2021
		Well	Corporate	Consolidated
	Rentals	Services	and Other	Total

Income (loss) from operations	$2,311	$(25,560)	$(18,053)	$(41,302)
Depreciation, depletion, amortization and accretion	40,467	19,083	2,053	61,603
Restructuring expenses	-	-	2,419	2,419
Other gains and losses and other adjustments (1)(2)	1,401	15,988	-	17,389
Adjusted EBITDA	$44,179	$9,511	$(13,581)	$40,109

	Three months ended March 31, 2021 (3)
		Well	Corporate	Consolidated
	Rentals	Services	and Other	Total

Income (loss) from operations	$(180)	$(10,898)	$(22,323)	$(33,401)
Depreciation, depletion, amortization and accretion	32,329	14,829	1,230	48,388
Restructuring expenses			9,653	9,653
Other gains and losses (1)	-	-	-	-
Adjusted EBITDA	$32,149	$3,931	$(11,440)	$24,640

We define EBITDA as income (loss) from continuing operations excluding the impact of depreciation, depletion, amortization and accretion, interest and income taxes. Additionally, our definition of Adjusted EBITDA adjusts for the impact of restructuring expenses, other gains and losses, other (income) expenses and other adjustments.

(1) Other gains and losses for the fourth quarter comprised $15.2 million related to our Wells Services segment, which includes approximately $11.7 million from exit activities related to SES Energy Services India Pvt. Ltd, and $2.3 million related to our Rentals segment. Other gains and losses primarily relate to charges recorded as part of our strategic disposal of low margin assets in line with our Transformation Project strategy and includes gains/losses on asset sales, as well as impairments primarily related to long-lived assets.

(2) Other adjustments relate to costs associated with our Transformation Project which are included in cost of revenues in our condensed consolidated statements of operations. These costs primarily relate to shut down costs incurred at certain locations and include severance of personnel and the write-down of inventory.

(3) Combines results from Predecessor periods prior to our emergence from bankruptcy on February 2, 2021 and Successor periods subsequent to emergence. For further information regarding the breakdown of results, see our Quarterly Report on Form 10-Q for the three months ended March 31, 2022.